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                                                                    EXHIBIT 3.33

                          CERTIFICATE OF INCORPORATION
                                       OF
                       WESTLAKE INTERNATIONAL CORPORATION

                                    ARTICLE I

       The name of the corporation is Westlake International Corporation.

                                   ARTICLE II

                The registered agent of the corporation is The Corporation Trust Company. The address of such registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the city of Wilmington, county of New Castle, Delaware 19801.

                                   ARTICLE III

                The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of common stock at a par value of One and No/100 Dollars ($1.00) each.

                                    ARTICLE V

                The name and mailing address of the incorporator are as follows:

                Bob Casey, Jr.               2900 South Tower
                                             Pennzoil Place
                                             Houston, Texas 77002-2781

                                   ARTICLE VI

                The name and mailing address of the person who is to serve as the director of the corporation until the first annual meeting of the stockholders of the corporation or until a successor is elected and qualified is as follows:

                Bob Casey, Jr.               2900 South Tower
                                             Pennzoil Place
                                             Houston, Texas 77002-2781

                                  ARTICLE VII

                In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

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                                  ARTICLE VIII

                Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

                All action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically granted.

                Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

                                   ARTICLE IX

                A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                    ARTICLE X

                The corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and to add additional provisions authorized by such laws as are then in force. All rights conferred on the directors or stockholders of the corporation herein or in any amendment hereof are granted subject to this reservation.

                                   ARTICLE XI

                The corporation shall indemnify its directors and officers, and may indemnify its employees and agents, to the extent permitted by the General Corporation Law of the State of Delaware.

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                I, THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of July, 1992.

                                             By: /s/ Bob Casey, Jr.
                                                 -------------------------------
                                                 Bob Casey, Jr.

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